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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                    Percentage        State of
    Parent Company                        Subsidiaries                 Owned       Incorporation
    --------------                        ------------              ----------     -------------
Eagle Bancshares, Inc.        Tucker Federal Bank                       100%    Federally Chartered

                              Eagle Real Estate Advisors, Inc.          100%    Georgia

                              Eagle Bancshares Capital Group, Inc.      100%    Georgia

Tucker Federal Bank           Eagle Service Corporation                 100%    Georgia

                              Eagle A.R.M.S., Inc.                      100%    Georgia

                              Prime Eagle Mortgage Corporation          100%    Georgia

                              TFB Management, Inc                       100%    Delaware

                              TFB Management (NC), Inc.                 100%    Delaware

                              TFB Management (RE), Inc.                99.9%    Delaware